UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2010

PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 434-3131

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of PPG Industries, Inc. (the “Company”) was held on April 15, 2010. At the Annual Meeting, the Company’s shareholders voted on the following matters:

1.	On the matter of the election of three directors to serve for the terms indicated in the proxy statement relating to the Annual Meeting, the vote was as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
James G. Berges	107,637,098	1,339,840	18,496,275
Victoria F. Haynes	107,039,497	1,937,441	18,496,275
Martin H. Richenhagen	107,861,552	1,115,386	18,496,275

The following directors did not stand for re-election at the Annual Meeting (the year in which each director’s term expires is indicated in parenthesis): Hugh Grant (2011), Michele J. Hooper (2011), Robert Mehrabian (2011), Charles E. Bunch (2012), Robert Ripp (2012), Thomas J. Usher (2012) and David R. Whitwam (2012).

2.	On the matter of the proposal endorsing the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010, the vote was as follows:

Votes For	Votes Against	Votes Abstained
126,100,161	1,224,149	148,903

There were no broker non-votes with respect to this matter.

3.	On the matter of the shareholder proposal requesting a report about the Company’s community environmental accountability, the vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,304,153	82,739,758	19,933,027	18,496,275

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: April 16, 2010	/s/ Robert J. Dellinger
Robert J. Dellinger
Senior Vice President, Finance and Chief Financial Officer